Exhibit 10.4
FOURTH AMENDED PATENT AND TRADEMARK SECURITY AGREEMENT
     THIS FOURTH AMENDED PATENT AND TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made as of December 13, 2006, by and among Sutura, Inc., a Delaware corporation (the “Company”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”), Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”), Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership (“WCAP”), Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership (“WIP”), and Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”), each residents of the State of Minnesota. Pandora, WHHY, WCAP, WIP, Kohler and Malloy are referred to herein individually as a “Secured Party” and together as the “Secured Parties.”
RECITALS
     A. The Company, Pandora, WHHY, WCAP, WIP, Kohler and Malloy entered into a Purchase Agreement dated September 17, 2004 (the “Original Purchase Agreement”), pursuant to which Pandora, WHHY, WCAP, WIP, Kohler and Malloy each purchased a convertible promissory note and a warrant to purchase shares of the Company’s common stock (“Sutura Stock”) from Sutura in consideration of a collective $6,550,000 loan (the “Original Loan”).
     B. As a condition to making the Original Loan, the Company pledged to the Secured Parties all of the Company’s assets pursuant to the terms of a Security Agreement dated September 17, 2004 (the “Original Security Agreement”). The Original Security Agreement provided, among other things, for the grant by the Company to the Secured Parties of a first priority security interest in all of the Company’s property and assets, including, without limitation, its patents and patent applications, its trademarks, service marks and trade names, and its applications for registration of such trademarks, service marks and trade names. Pursuant to the Original Security Agreement, the Company executed and delivered to the Secured Parties a Patent and Trademark Security Agreement dated September 17, 2004 (the “Original Patent and Trademark Security Agreement”) for filing with the United States Patent and Trademark Office (the “PTO”), and any other relevant recording systems in any domestic or foreign jurisdiction, as further evidence of and to effectuate such grant of security interests in such patents and patent applications, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and the other general intangibles described therein.
     C. The Company, Pandora, WHHY and WIP entered into a second Purchase Agreement dated March 24, 2005 (the “Second Purchase Agreement”), pursuant to which Pandora, WHHY and WIP each purchased an additional convertible promissory note and an additional warrant to purchase Sutura Stock from the Company in consideration of a collective $3,000,000 loan.
     D. The Company and the Secured Parties entered into an Amended Security Agreement dated March 24, 2005 (the “March 2005 Security Agreement”), which superseded and replaced the Original Security Agreement, and an Amended Patent and Trademark Security

Agreement dated March 24, 2005 (the “March 2005 Patent and Trademark Security Agreement”), which superceded and replaced the Original Patent and Trademark Security Agreement.
     E. The Company, Pandora, WHHY, WCAP and WIP entered into a third Purchase Agreement dated September 7, 2005 (the “Third Purchase Agreement”), pursuant to which Pandora, WHHY, WCAP and WIP each purchased an additional convertible promissory note and an additional warrant to purchase Sutura Stock from the Company in consideration of a collective $7,000,000 new loan.
     F. The Company and the Secured Parties entered into a Second Amended Security Agreement dated September 7, 2005 (the “September 2005 Security Agreement”), which superceded and replaced the March 2005 Security Agreement, and a Second Amended Patent and Trademark Security Agreement dated September 7, 2005 (the “September 2005 Patent and Trademark Security Agreement”), which superceded and replaced the March 2005 Patent and Trademark Security Agreement.
     G. Pandora, WHHY, WCAP and WIP each purchased additional convertible promissory notes from Sutura on June 7, 2006, June 28, 2006 and July 31, 2006 in consideration of collective loans of $500, 000, $500,000 and $1,160,000, respectively (the “June/July 2006 Loans”) to Sutura.
     H. The Company and the Secured Parties entered into a Third Amended Security Agreement as of June 7, 2006 (the “New Security Agreement”), which supercedes and replaces the September 2005 Security Agreement, and entered into the Third Amended Patent and Trademark Security Agreement dated June 7, 2006 (the “June 2006 Patent and Trademark Security Agreement”), which superceded and replaced the September 2005 Patent and Trademark Security.
     I. The Company and the Secured Parties desire to enter into this Agreement which will supercede and replace the June 2006 Patent and Trademark Security Agreement
     Capitalized terms used herein not otherwise defined herein shall have the same meaning as set forth in the New Security Agreement.
     Accordingly, the Company and Secured Parties hereby agree as follows:
SECTION 1 Security Interest.
     (a) As security for the payment and performance of the Obligations (as defined in the New Security Agreement), the Company hereby grants to each Secured Party a security interest in and mortgage to all of the Company’s right, title and interest in, to and under the following property, whether now existing or owned or acquired, developed or arising during the term of this Agreement (collectively, the “Intellectual Property Collateral”):
          (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such patents and patent applications as described in Schedule A hereto), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;
          (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, URLs and domain names, and applications for registration of such trademarks, service marks and trade names, URLs and domain names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such marks, names and applications as described in Schedule B hereto), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; and
          (iii) the entire goodwill of or associated with the businesses now or hereafter conducted by the Company connected with and symbolized by any of the aforementioned properties and assets;
          (iv) all general intangibles (as defined in the UCC); and
          (v) all products and proceeds of any and all of the foregoing.
     (b) This Agreement shall create a continuing security interest in the Intellectual Property Collateral which shall remain in effect until terminated in accordance with Section 16 hereof.
     (c) Notwithstanding the foregoing provisions of this Section 1, the grant of a security interest as provided herein shall not extend to, and the term “Intellectual Property Collateral” shall not include, any general intangibles of the Company (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained.
SECTION 2 Further Assurances; Appointment of Secured Party as Attorney-in-Fact. The Company at its expense shall execute and deliver, or cause to be executed and delivered, to Secured Parties any and all documents and instruments reasonably necessary to perfect and continue perfected, maintain the priority of or provide notice of such Secured Party’s security interest in the Intellectual Property Collateral and to accomplish the purposes of this Agreement. Each Secured Party shall have the right to, in the name of the Company, or in the name of such Secured Party or otherwise, without notice to or assent by the Company, and the Company hereby irrevocably constitutes and appoints each Secured Party (or any agent designated by it) acting as the Company’s true and lawful attorney-in-fact with full power and authority, to sign the name of the Company on all or any of such documents or instruments and perform all other acts that such Secured Party deems necessary or advisable in order to perfect or continue to perfect, maintain the priority or enforceability of or provide notice of such Secured Party’s security interest in, the Intellectual Property Collateral. Following the occurrence of an Event of

Default, each Secured Party shall have the right to, in the name of the Company, or in the name of such Secured Party or otherwise, to (A) maintain, preserve and protect the Intellectual Property Collateral and to accomplish the purposes of this Agreement (after the occurrence of any Event of Default), (B) to defend, settle, adjust or institute any action, suit or proceeding with respect to the Intellectual Property Collateral (after the occurrence of any Event of Default), (C) to assert or retain any rights under any license agreement for any of the Intellectual Property Collateral, including without limitation any rights of the Company arising under Section 365(n) of the Bankruptcy Code (after the occurrence of any Event of Default), and (D) to execute any and all applications, documents, papers and instruments for Secured Party to use the Intellectual Property Collateral, to grant or issue any exclusive or non-exclusive license or sub-license with respect to any Intellectual Property Collateral, and to assign, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral (after the occurrence of any Event of Default); provided, however, that in no event shall Secured Party have the unilateral power, prior to the occurrence and continuation of an Event of Default, to assign any of the Intellectual Property Collateral to any Person, including itself, without the Company’s written consent. Solely for purposes of the foregoing, the Company appoints each Secured Party to act as the Company’s true and lawful attorney-in-fact, effective on the occurrence of an Event of Default, with full power and authority to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of the Company, which are necessary or advisable. The power of attorney set forth in this Section 3, being coupled with an interest is irrevocable so long as this Agreement shall not have terminated in accordance with Section 16.
SECTION 3 Future Rights. Except as otherwise expressly agreed to in writing by Secured Parties, if and when, during the term of this Agreement, the Company shall obtain rights to any new patentable inventions or any new trademarks, or become entitled to the benefit of any of the foregoing, or obtain rights or benefits with respect to any reissue, division, continuation, renewal, extension or continuation-in-part of any patents or trademarks, or any improvement of any patent, the provisions of Section 1 shall automatically apply thereto and the Company shall give to Secured Parties reasonable notice thereof. The Company shall take commercially reasonable steps to ensure the validity, perfection, priority and enforceability of the security interests of each Secured Party in such future acquired Intellectual Property Collateral; provided, however, that the Company shall not be required to register any patents or trademarks with the PTO except to the extent consistent with the Company’s past and commercially feasible practices.
SECTION 4 Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, each Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Except for the accounting for moneys actually received by such Secured Party hereunder or in connection herewith, each Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Intellectual Property Collateral.
SECTION 5 Representations and Warranties. The Company represents and warrants to each Secured Party as of the date of this Agreement that:

     (a) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. and foreign patents and patent applications and/or registrations owned by the Company, in whole or in part, is set forth in Schedule A.
     (b) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. trademarks, trademark registrations and/or applications owned by the Company, in whole or in part, is set forth in Schedule B.
     (c) To the Company’s knowledge, all patents, trademarks, service marks and trade names of the Company are subsisting and have not been adjudged invalid or unenforceable in whole or in part.
     (d) To the Company’s knowledge, all maintenance fees required to be paid on account of any patents or trademarks of the Company have been timely paid for maintaining such patents and trademarks in force, and, to the Company’s knowledge, each of the patents and trademarks constituting part of the Intellectual Property Collateral is valid and enforceable.
     (e) No material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person.
     (f) To the Company’s knowledge, the Company is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by the Company has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person.
SECTION 6 Covenants. So long as any of the Obligations remain unsatisfied or until this Agreement has terminated pursuant to Section 16 hereof:
     (a) The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or each Secured Party’s rights or interest in, the Intellectual Property Collateral.
     (b) The Company will not knowingly allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public without the prior written consent of Secured Parties.
     (c) The Company will take commercially reasonable action to prosecute all applications for patents and trademarks (subject to the advice of trademark counsel), and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.
SECTION 7 Secured Party’s Rights and Remedies.
     (a) Each Secured Party shall have all rights and remedies available to it under the New Security Agreement and applicable law with respect to the security interests in any of the

Intellectual Property Collateral or any other collateral. The Company agrees that such rights and remedies include, but are not limited to, the right of Secured Party as a secured party to sell or otherwise dispose of its collateral after default pursuant to the UCC. The Company agrees that Secured Party shall at all times have such royalty free licenses, to the extent permitted by law, for any Intellectual Property Collateral that shall be reasonably necessary to permit the exercise of any of Secured Party’s respective rights or remedies upon or after the occurrence of an Event of Default and shall additionally have the right to license and/or sublicense any Intellectual Property Collateral, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any of the Intellectual Property Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as such Secured Party in its sole discretion shall determine in connection with the exercise of any of such rights or remedies. In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Secured Party shall have the right but shall in no way be obligated to bring suit, or to take such other action as such Secured Party deems necessary or advisable, in the name of the Company or such Secured Party, to enforce or protect any of the Intellectual Property Collateral, in which event the Company shall, at the request of such Secured Party, do any and all lawful acts and execute any and all documents required by such Secured Party in aid of such enforcement. To the extent that Secured Party shall elect not to bring suit to enforce such Intellectual Property Collateral, the Company agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violations thereof by others and for that purpose agrees take commercially reasonable steps to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.
     (b) The cash proceeds actually received from the sale or other disposition or collection of Intellectual Property Collateral, and any other amounts received in respect of the Intellectual Property Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Security Agreement.
SECTION 8 Notices. All notices and other communications hereunder shall be given as provided in the Security Agreement.
SECTION 9 No Waiver; Cumulative Remedies. No failure on the part of each Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to each Secured Party.
SECTION 10 Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of each Secured Party, including reasonable attorneys’ fees, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, and the assignment, sale or other disposal of any of the Intellectual Property Collateral.

SECTION 11 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties thereto and their respective successors and assigns.
SECTION 12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Minnesota, except to the extent that the validity or perfection of the security interests hereunder in respect of any Intellectual Property Collateral are governed by federal law and except to the extent that Secured Parties shall have greater rights or remedies under federal law, in which case such choice of Minnesota law shall not be deemed to deprive Secured Parties of such rights and remedies as may be available under federal law.
SECTION 13 Amendment. This Agreement shall not be amended except by the written agreement of the parties.
SECTION 14 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
SECTION 15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
SECTION 16 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and Secured Parties shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Secured Parties hereunder, including cancellation of this Agreement by written notice from Secured Parties to the PTO; provided, however, that the obligations of the Company under Section 10 hereof shall survive such termination.
SECTION 17 New Security Agreement. The Company acknowledges that the rights and remedies of each Secured Party with respect to the security interests in the Intellectual Property Collateral granted hereby are more fully set forth in the New Security Agreement and all such rights and remedies are cumulative.
SECTION 18 No Inconsistent Requirements. The Company acknowledges that this Agreement and the New Security Agreement may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and the Company agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
SECTION 19 Conflicts. In the event of any conflict or inconsistency between this Agreement and the New Security Agreement, the terms of this Agreement shall control.

     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

The Company:	Secured Parties:

Sutura, Inc.	Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., Whitebox Convertible Arbitrage Partners, L.P., and Whitebox Intermarket Partners, L.P.

By	By
David Teckman, President and Chief Executive Officer	Its

Gary S. Kohler

Scot W. Malloy